SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                          July 15, 2004 (July 13, 2004)

                           HEMISPHERX BIOPHARMA, INC.
             (Exact name of registrant as specified in its charter)

        Delaware                    0-27072                   52-0845822
 (state or other juris-           (Commission              (I.R.S. Employer
diction of incorporation)         File Number)           (Identification No.)

      1617 JFK Boulevard, Philadelphia, Pennsylvania            19103
         (Address of principal executive offices)             (Zip Code)

       Registrant's telephone number, including area code: (215) 988-0080

          -------------------------------------------------------------
          (Former name or former address, if changed since last report)
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ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

      On July 13, 2004, the holders of the following securities exercised the securities: (a) warrants that we issued in October 2003 to purchase an aggregate of 410,134 shares of our Common Stock at an exercise price of $2.32 per share,
(b) warrant that we issued in July 2003 to purchase an aggregate of 507,102 shares of our Common Stock at an exercise price of $2.46 per share and (c) additional investment rights that we issued in January 2004 to purchase an aggregate of $2,000,000 in principal amount of 6% senior secured convertible debentures due January 31, 2006. We received gross proceeds of $4,198,980 from the exercise of these securities. We issued to the exercising holders warrants (the "June 2009 Warrants") to purchase an aggregate of 1,300,000 shares of common stock commencing on January 13, 2005 through June 30, 2009 at an initial exercise price of $3.75 per share. We have agreed to register the shares issuable upon exercise of the June 2009 Warrants in accordance with terms substantially similar to those in the Registration Rights Agreement dated January 26, 2004.

      For a complete description of the terms of the June 30 2009 Warrants, see the Form of Warrant filed as Exhibit 10.1 to this Report and incorporated herein by reference. For a complete description of the terms pursuant to which we have agreed to register the shares issuable upon exercise of these warrants, see the Registration Rights Agreement filed as Exhibit 10.5 to our Current Report on Form 8-K dated January 26, 2004 and filed with the Securities and Exchange Commission on January 27, 2004. Please note that the terms of the Registration Rights Agreement are modified as they relate to the shares issuable upon exercise of the Warrants to the extent set forth in the Form of Warrant.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

             (c) Exhibits. The following exhibit is filed herewith:

      10.1  Form of Warrant for Common Stock of the Company.
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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          HEMISPHERX BIOPHARMA, INC.

July 15, 2004                         By:       /s/ William A. Carter
                                          ----------------------------------
                                          William A. Carter, M.D., President